EXHIBIT 4.3



                           MEDICAL NUTRITION USA, INC.


                                       AND


                   AMERICAN STOCK TRANSFER AND TRUST COMPANY,
                                AS WARRANT AGENT


                                     CLASS A
                                WARRANT AGREEMENT


                                   DATED AS OF


                                  JUNE __, 2005


                           MEDICAL NUTRITION USA, INC.
                            CLASS A WARRANT AGREEMENT

     THIS CLASS A WARRANT AGREEMENT, dated as of June __, 2005 (this "Agreement"), by and between MEDICAL NUTRITION USA, INC., a Delaware corporation (the "Company") and American Stock Transfer and Trust Co., a corporation organized and existing under the laws of New York and having a corporate trust office in New York, as warrant agent (the "Warrant Agent").

     WHEREAS, the Company has previously issued certain warrants to purchase common stock, and the Company and the holders of such warrants desire to amend and restate the terms of such warrants to those of the Class A Warrants set forth in this Agreement (the "Warrants"); and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the certificates representing the Class A Warrants (the "Warrant Certificates") and the terms and conditions on which they may be issued, registered, transferred, exchanged, exercised and replaced.

     NOW THEREFORE, in consideration of the foregoing premises and of the mutual agreements herein contained, the parties hereto agree as follows:
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                                    ARTICLE 1

            EXECUTION, ISSUANCE AND DELIVERY OF WARRANT CERTIFICATES

     1.1. Execution, Issuance of Warrant Certificates.

     (a) Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated the date of its countersignature by the Warrant Agent and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by any of its present or future chief executive officers, presidents, senior vice presidents, vice presidents, chief financial officers, chief legal officers, treasurers, assistant treasurers, controllers, assistant controllers, secretaries or assistant secretaries under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     (b) No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

     (c) In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

     1.2. Issuance and Delivery of Warrant Certificates.

     (a) Warrant Certificates evidencing the right to purchase shares of the Company's common stock, $0.001 par value per share (the "Common Stock," and such shares of Common Stock, the "Warrant Securities"), may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the

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Company, countersign such Warrant Certificates and shall deliver such Warrant
Certificates to or upon the order of the Company.

     (b) The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name the applicable Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

                                   ARTICLE 2

                 STRIKE PRICE, DURATION AND EXERCISE OF WARRANTS

     2.1. Strike Price. During the period specified in Section 2.2, each Warrant Certificate shall, subject to the terms of this Warrant Agreement and the applicable Warrant Certificate, entitle the holder thereof to initially purchase the number of Warrant Securities specified in the applicable Warrant Certificate at an initial exercise price of $0.50 per Warrant Security, subject to adjustment upon the occurrence of certain events, as hereinafter provided. Such purchase price per Warrant Security is referred to in this Agreement as the "Strike Price."

     2.2. Duration of Warrants. Each Warrant may be exercised in whole or in part at any time, as specified herein, on or after the date thereof and at or before 5:00 p.m., New York City time, on July 31, 2006, or such later date as the Company may designate by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the books and records of the Warrant Agent (the "Expiration Date"). Each Warrant not exercised at or before 5:00 p.m., New York City time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing each such Warrant under this Agreement shall terminate.

     2.3. Exercise of Warrants.

     (a) During the period specified in Section 2.2, the Warrants may be exercised to purchase a whole number of Warrant Securities in registered form by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, in lawful money of the United States of America, by check or bank wire transfer in immediately available funds, the Strike Price for each Warrant Security with respect to which the applicable Warrants are being exercised to the Warrant Agent at its corporate trust office. The date on which payment in full of the Strike Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised; provided, however, that if, at the date of receipt of such Warrant Certificates and payment in full of the Strike Price, the transfer books for the Warrant Securities purchasable upon the exercise of such Warrants shall be closed, no such receipt of such Warrant Certificates and no such payment of such Strike Price shall be effective to constitute the person so designated to be named as the holder of record of such Warrant Securities on such date, but shall be effective to constitute such person as the holder of record of such Warrant Securities for all purposes at the opening of business on the next succeeding day on which the transfer books for the Warrant Securities purchasable upon the exercise of such Warrants shall be opened, and the certificates for the Warrant Securities in respect of which such Warrants are then exercised shall be issuable as of the date on such next succeeding day on which the transfer books shall next be

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

opened, and until such date the Company shall be under no duty to deliver any certificate for such Warrant Securities. The Warrant Agent shall deposit all funds received by it in payment of the Strike Price in an account of the Company maintained with it and shall advise the Company by e-mail at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

     (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of: (i) the number of Warrant Securities with respect to which Warrants have been exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) the instructions of each holder of the Warrant Certificate evidencing such Warrants with respect to delivery of Warrant Certificates evidencing the balance, if any, of the Warrants for the remaining Warrant Securities after such exercise, and (iv) such other information as the Company shall reasonably require.

     (c) As soon as practicable after the exercise of any Warrants, the Company shall issue, or cause to be issued, to or upon the order of the holder of the Warrant Certificate evidencing such Warrants the Warrant Securities to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing Warrants for the number of Warrant Securities remaining unexercised.

     (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities, and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

     (e) The Company shall at all times through the Expiration Date keep reserved, out of its authorized but unissued Warrant Securities, a number of shares sufficient to provide for the exercise of the Warrants.

                                   ARTICLE 3

     OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT CERTIFICATES

     3.1. No Rights As Warrant Securityholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights, except to the extent expressly set forth in this Agreement or the applicable Warrant Certificate.

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     3.2. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon
receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and/or indemnity reasonably satisfactory to the Warrant Agent and the Company and, in the case of mutilation, upon surrender of the mutilated Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing Warrants for a like number of Warrant Securities. Upon the issuance of any new Warrant Certificate under this Section 3.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 3.2 in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 3.2 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

     3.3. Holder of Warrant Certificate may Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder's right to exercise the Warrants evidenced by such holder's Warrant Certificate in the manner provided in such holder's Warrant Certificate and in this Agreement.

     3.4. Adjustment Upon Qualified Financing. If, pursuant to a Qualifying Equity Financing (as defined below), the Company sells: (i) common stock (or any instrument convertible, exercisable or exchangeable for common stock) at a price per share (or exercise price or conversion price, as the case may be) less than the Strike Price, then each Warrant Certificate shall be automatically deemed adjusted such that each such Warrant Certificate shall thereafter represent Warrants to purchase the same number of shares of Warrant Securities but at a price per share equal to the price per share (or exercise price or conversion price, as the case may be) of common stock offered in the Qualifying Equity Financing; or (ii) preferred stock (or any instrument convertible, exercisable or exchangeable for preferred stock) at a price per share (or exercise price or conversion price, as the case may be) equal to or less than the Strike Price, then each Warrant Certificate shall be adjusted such that each such Warrant Certificate shall thereafter represent Warrants to purchase the same number of shares but of the preferred stock offered in the Qualified Financing at a price per share equal to the price per share (or exercise price or conversion price, as the case may be) offered in the Qualifying Equity Financing. A "Qualifying Equity Financing" shall mean an equity financing in which the Company sells shares of common stock or preferred stock (or any instrument convertible, exercisable or

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exchangeable for common stock or preferred stock) and obtains net proceeds
(including conversion of all outstanding convertible notes) in an amount not less than Two Million Dollars ($2,000,000).

     3.5. Adjustment Upon Stock Splits, Dividends, Etc.

     (a) If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of a Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of Warrants evidenced by each Warrant Certificate immediately prior to such subdivision shall be automatically deemed to be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of a Warrant) by recapitalization, reclassification or combination thereof, the number of Warrants evidenced by the applicable Warrant Certificate immediately prior to such combination shall be automatically deemed to be proportionately decreased.

     (b) Whenever the number of Warrants is adjusted, as provided in this
Section 3.5, the Strike Price shall be adjusted to the nearest whole cent by multiplying such Strike Price immediately prior to such adjustment by a fraction
(x) the numerator of which shall be the number of shares of Warrant Securities purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of Warrant Securities so purchasable immediately thereafter. Any such adjustment to the Strike Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date thereof.

     3.6. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of a Warrant) after the date hereof, or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the holder of a Warrant Certificate upon the exercise thereof at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of Warrants prior to such consummation, the securities or property to which such holder would have been entitled upon such consummation if such holder had exercised such Warrants immediately prior thereto; in each such case, the terms of this Agreement shall be applicable to the securities or property received upon the exercise of such Warrants after such consummation.

     3.7. Certificate as to Adjustments. In each case of an adjustment in the number of Warrants evidenced by a Warrant Certificate and/or the Strike Price, the Company, at its expense, shall promptly compute such adjustment in accordance with the terms of this Agreement and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to the Warrant Agent and to each holder of record

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of a Warrant Certificate at such holder's address as it shall appear on the books of the Warrant Agent.

     3.8. Notices of Record Date, etc. In case:

     (a) the Company shall take a record of the holders of its Warrant Securities (or other securities at the time receivable upon the exercise of a Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

     (b) of any voluntary or involuntary dissolution, liquidation or winding-up or a reorganization, reclassification, consolidation or merger of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each holder of a Warrant Certificate a notice specifying, as the case may be:
(A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Warrant Securities (or such other securities at the time receivable upon the exercise of a Warrant) shall be entitled to exchange their shares of Warrant Securities (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, and each Warrant may be exercised prior to said date provided that such date is prior to the Expiration Date.

     3.9. Threshold for Adjustments. Anything in this Section to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment of the Strike Price until the cumulative resulting adjustment in the Strike Price pursuant to this Section shall have required a change of the Strike Price by at least $0.01. No adjustment shall be made by reason of the issuance of shares upon conversion rights, stock issuance rights or similar rights currently outstanding or any change in the number of treasury shares held by the Company.

     3.10. Acceleration of Warrants by the Company. The Company may, at its option, require that all the outstanding Warrants be exercised by the holders thereof, but only if any reported sale price of the Common Stock has been at or above $4.00 per share (subject to equitable adjustment in the case of stock splits, combinations or similar events) for any ten (10) consecutive Trading Days (as defined below) during the thirty day period immediately preceding the date notice of the Company's decision to exercise such option is first sent to the Warrant Agent and the Warrant holders. Warrant holders have forty-five (45) days from the date such notice is first sent to properly exercise their Warrants. Any Warrants that are not properly exercised before the expiration of such forty-five (45) day period shall be void with respect to the subsequent issuance of Warrant Securities and all rights under this Agreement of a holder of the Warrant Certificate evidencing any such Warrant shall terminate. For purposes of this Section 3.10, "Trading Day" means any Monday through Friday that the OTC Bulletin Board (or any

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exchange or automated quotation system on which the Common Stock may then be listed or traded) is open for trades with respect to the Common Stock.

                                    ARTICLE 4

                  EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

     4.1. Exchange and Transfer of Warrant Certificates. Upon surrender at the corporate trust office of the Warrant Agent, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence Warrants for the same aggregate number of Warrant Securities as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a Warrant for a fraction of a Warrant Security or a number of Warrants for a whole number of Warrant Securities and a fraction of a Warrant Security. The Company shall not be required to issue stock certificates representing fractions of shares, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Warrant Certificate surrendered for such exchange or registration of transfer.

     4.2. Treatment of Holders of Warrant Certificates. The Company, the Warrant Agent and all other persons may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

     4.3. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange thereof or in lieu thereof. The

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Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.

                                    ARTICLE 5

                          CONCERNING THE WARRANT AGENT

     5.1. Warrant Agent. The Company hereby appoints American Stock Transfer and Trust Co. as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and American Stock Transfer and Trust Co. hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and the Warrant Certificates and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     5.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

     (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred without negligence, bad faith or willful misconduct by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, including the reasonable costs and expenses of defending against any claim of such liability.

     (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

     (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

     (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document

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reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

     (f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

     (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

     (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

     (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

     5.3. Resignation and Appointment of Successor.

     (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

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     (b) The Warrant Agent may at any time resign as agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the intended date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

     (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

     (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                    ARTICLE 6

                                  MISCELLANEOUS

     6.1. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not materially adversely affect the interests of the holders of the Warrant Certificates. This Agreement may otherwise be amended only with the written consent of holders holding in the aggregate 66 2/3% of the Warrants then outstanding, but in no event may the Strike Price or the Expiration Date of a Warrant issued hereunder be changed (other than as provided by this Agreement) without the express written consent of the holder of such Warrant.

     6.2. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

     6.3. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to 59 Maiden Lane, New York, NY 10038, Attention: Corporate Trust and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Medical Nutrition USA, Inc., 10 West Forest Avenue, Englewood, New Jersey 07631,
Attention: Chief Executive Officer (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

     6.4. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of laws principles.

     6.5. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities act filings under United States Federal and state laws (including without limitation a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

     6.6. Entire Agreement. This Agreement and the Warrant Certificate embody the entire agreement between the Company, the Warrant Agent and the holders of the Warrant Certificates with respect to the Warrants and the matters provided for herein and therein, and supercedes and replaces any prior understanding, agreement or statement of intent with respect to the transactions and matters contemplated or provided for herein, and there are no agreements, representations or warrants between the parties other than those set forth or provided for herein.

     6.7. Persons Having Rights Under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

     6.8. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     6.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     6.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                      MEDICAL NUTRITION USA, INC.

                                      By:  _____________________________________

                                      Its: _____________________________________

Attest:

________________________________

________________________________

                                      AMERICAN STOCK TRANSFER AND TRUST CO.

                                      By:  _____________________________________

                                      Its: _____________________________________

Attest:

________________________________

________________________________


                  [SIGNATURE PAGE TO CLASS A WARRANT AGREEMENT]

                                    EXHIBIT A

                       FORM OF CLASS A WARRANT CERTIFICATE
                      [FACE OF CLASS A WARRANT CERTIFICATE]


            EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT AGENT AS
                                 PROVIDED HEREIN


              VOID AFTER 5:00 P.M., EASTERN TIME, ON JULY 31, 2006,


                           MEDICAL NUTRITION USA, INC.


                        WARRANT CERTIFICATE REPRESENTING
                          CLASS A WARRANTS TO PURCHASE
                                  COMMON STOCK

No._________                                                ____________Warrants

     This certifies that ___________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time after the date hereof and on or before 5:00 p.m., New York City time, on July 31, 2006, one (1) share of Common Stock, par value $0.001 per share, (the "WARRANT SECURITIES"), of Medical Nutrition USA, Inc. (the "COMPANY") at an exercise price per Warrant Security of $0.50, subject to adjustment as provided in the Warrant Agreement (as hereinafter defined) (the "STRIKE PRICE"). The Holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of the United States of America, by bank wire transfer in immediately available funds, the Strike Price for each Warrant Security with respect to which this Warrant is exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent"), which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

     The term "Holder" as used herein shall mean the person in whose name, at the time, this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4 of the Warrant Agreement.

     The Warrants evidenced by this Warrant Certificate may be exercised to purchase a whole number of Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate evidencing Warrants for the number of Warrant Securities remaining unexercised.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of June __, 2005, between the Company and the Warrant Agent (the "Warrant Agreement") and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

     Transfer of this Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or such owner's assigns, in the manner and subject to the limitations provided in the Warrant Agreement.

     After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing Warrants for the same aggregate number of Warrant Securities.

     This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Securities (except to the extent set forth in the Warrant Agreement) or to exercise any voting rights.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of laws principals.

     This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name and on its behalf by the facsimile signatures of its duly authorized officers.

Dated:_____________________               MEDICAL NUTRITION USA, INC.

                                          By: __________________________________

                                          Its: _________________________________


Attest:

___________________________

___________________________

                                          Counter signed:


                                          ______________________________________
                                          As Warrant Agent

                                          By:___________________________________
                                              Authorized Signature

                        [REVERSE OF WARRANT CERTIFICATE]


                     (Instructions for Exercise of Warrant)

     To exercise any Warrants evidenced hereby for Warrant Securities (as hereinafter defined), the Holder must pay, in lawful money of the United States of America, by bank wire transfer in immediately available funds, the Strike Price in full for Warrants exercised, to American Stock Transfer and Trust Co., 59 Maiden Lane, New York, New York 10038, Attn: Corporate Trust, which payment must specify the name of the Holder and the number of Warrants exercised by such Holder. In addition, the Holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth above. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

     (To be executed upon exercise of Warrants)

     The undersigned hereby irrevocably elects to exercise _________________ Warrants, evidenced by this Warrant Certificate, to purchase _____________ shares of the Common Stock, par value $0.001 per share, (the "Warrant Securities"), of Medical Nutrition USA, Inc. and represents that the undersigned has tendered payment for such Warrant Securities, in lawful money of the United States of America, by bank wire transfer in immediately available funds, to the account of Medical Nutrition USA, Inc., maintained by the Warrant Agent ([account information]), in the amount of $____________ in accordance with the terms hereof. The undersigned requests that said Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

     If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate evidencing the Warrants for the number of Warrant Securities remaining unexercised be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated: _________________________       Name:___________________________________

Address:
________________________________       Signature:

________________________________       _________________________________________

________________________________
(Insert Social Security or Other      Signature Guaranteed:_____________________
Identifying Number of Holder)

                                   ASSIGNMENT

              [Form of assignment to be executed if Warrant Holder
                          desires to transfer Warrant)

FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto:


__________________________________

__________________________________

__________________________________        ______________________________________
(Please print name and address            Please insert Social Security or
including zip code)                       Tax payer identification number


the right represented by the within Warrant to purchase shares of Common Stock, par value $0.001 per share, of Medical Nutrition USA, Inc. to which the within Warrant relates and appoints attorney to transfer such right on the books of the Warrant Agent with full power of substitution in the premises.

Dated: _________________________       _________________________________________
                                       Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Signature Guaranteed


________________________________